Exhibit 10.3	Form of Amended and Restated Certificate of Incorporation of Bone Care International, Inc., a Delaware corporation.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BONE CARE INTERNATIONAL, INC.

ARTICLE I

      The name of this Corporation is BONE CARE INTERNATIONAL, INC.

ARTICLE II

      The Corporation’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, Delaware 19801.

ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

      The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 85,000,000 shares which shall be divided into two classes as follows:

(a) 10,000,000 shares of Preferred Stock of the par value of $0.01 per share (“Preferred Stock”); and

(b) 75,000,000 shares of Common Stock, no par value (“Common Stock”)

ARTICLE V

      A statement of the voting powers and of the designations, preferences and relative, participating optional or other special rights, and the qualifications, limitations and restrictions thereof, of each class of capital stock of the Corporation, is as follows:

      (1) In General

      No holders of shares of this Corporation of any class, or of bonds, debentures or other securities convertible into capital stock of any class, shall be entitled as of right to subscribe for, purchase, or receive any capital stock of any class whether now or hereafter authorized, or any bonds, debentures or other securities whether now or hereafter authorized, convertible into capital stock of any class, or any capital stock into which said bonds, debentures or other securities may be convertible, and all such additional shares of capital stock, debentures or other securities, together with the capital stock into which the same may be converted, may be issued and disposed of by the Board of Directors to such persons and on such terms and for such consideration (as far as may be permitted by law) as the Board of Directors in their absolute discretion may deem advisable.

      All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of this Certificate of Incorporation.

      (2) Preferred Stock

      The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such capital stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is also expressly authorized to fix: the consideration for which the shares of such series are to be issued; the number of shares constituting such series; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of capital stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of capital stock of the Corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; the redemption price or prices and other terms of redemption, if any, for shares of such series; and any and all other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series.

      (3) Common Stock

(a) Subject to preferences and rights to which holders of capital stock other than the Common Stock may have become entitled by resolution or resolutions of the Board of Directors as hereinbefore provided, such dividends (payable in cash, capital stock, or otherwise) as may be determined by the Board of Directors may be declared and paid out of funds legally available therefor upon the Common Stock from time to time.

(b) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to share ratably in all assets available for distribution to the shareholders, subject to preferences and rights to which the holders of capital stock other than the Common Stock may have become entitled by resolution or resolutions of the Board of Directors as hereinbefore provided.

(c) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of Common Stock shall be entitled to one vote for each of the shares held by them of record at the time for determining holders thereof entitled to vote.

ARTICLE VI

      (1) For the purpose of this Article VI, the term “Business Combination” shall mean any merger or consolidation of the Corporation with or into any other corporation, or the sale or lease or exchange of all or substantially all of the property and of the assets of the Corporation to any person.

      (2) The affirmative vote of the holders of 60% of all of the securities of the Corporation then entitled to vote at a meeting of shareholders, considered for the purposes of this Article VI as one class, shall be necessary for the adoption or authorization of any Business Combination with any person. The foregoing vote shall be in lieu of any lesser vote of the holders of the voting securities of the Corporation voting as one class otherwise required by law or by agreement, but shall be in addition to any class vote or other vote otherwise required by law, this Certificate of Incorporation or any agreement to which the Corporation is a party.

ARTICLE VII

      The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

ARTICLE VIII

      (1) Power of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

(a) to make, alter, amend or repeal the By-Laws of the Corporation; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the Board Directors that would have been valid if such By-Laws had not been adopted;

(b) to determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, meetings of the Board of Directors, as well as quorum and voting requirements (except as otherwise provided in this Certificate of Incorporation) for, and the manner of taking, action of the Board of Directors; and

(c) to exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and any By-Laws of the Corporation.

      (2) Number of Directors. The number of Directors constituting the entire Board of Directors shall be not less than 5 nor more than 12. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the specific number of Directors constituting the entire Board of Directors shall be as authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term “entire Board of Directors” means the total authorized number of Directors that the Corporation would have if there were no vacancies.

      (3) Classified Board. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the Directors shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of Directors to expire at the 2005 Annual Meeting of Stockholders, the initial term of office of the second class of Directors to expire at the 2006 Annual Meeting of Stockholders and the initial term of office of the third class of Directors to expire at the 2007 Annual Meeting of Stockholders. Commencing with the 2005 Annual Meeting of Stockholders, Directors elected to succeed those Directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, and upon the election and qualification of their successors. A person elected as a Director shall be deemed a Director as of the time of such election. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, if the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, an equal number of Directors in each class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of Directors in any two classes shall not exceed one.

      (4) Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his or their term of office, but only for cause and only by the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, and any vacancy so created may be filled by the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of such voting power.

ARTICLE IX

      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power; provided, however, that, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change, repeal or adopt any provision or provisions inconsistent with, Articles VI, VIII and X of this Certificate of Incorporation unless such amendment, alteration, change, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least two-thirds of the entire Board of Directors.

ARTICLE XI

      No Director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director. Notwithstanding the foregoing, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.